                                                                     EXHIBIT 4.1


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND THIS SECURITY AND THE COMMON STOCK DELIVERABLE UPON CONVERSION OF THIS SECURITY OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

               (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

               (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM

                    REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (D) TO ANY INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

               (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(E) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                               GENERAL MILLS, INC.

               Zero Coupon Convertible Senior Debentures Due 2022

REGISTERED
CUSIP:
ISSUE DATE:  October 28, 2002
ISSUE PRICE:  $671.65
(for each $1,000 principal amount at maturity)
ORIGINAL ISSUE DISCOUNT:  $328.35
(for each $1,000 principal amount at maturity)

Principal Amount at Maturity:  $[____________]
 No. R-[__]


         GENERAL MILLS, INC., a Delaware corporation, promises to pay to CEDE & CO., or registered assigns, the principal amount at maturity of [_____________________] DOLLARS ($[_________]), on October 28, 2022.

         Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated:  October 28, 2002                        GENERAL MILLS, INC.

                                                By:
                                                   ----------------------------
                                                Title:
                                                      --------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

BNY MIDWEST TRUST COMPANY
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By
  ----------------------------------
Authorized Signatory

Dated:  October 28, 2002

               Zero Coupon Convertible Senior Debentures Due 2022


         This Security is one of a duly authorized issue of Zero Coupon Convertible Senior Debentures Due 2022 (the "SECURITIES") of General Mills, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), issued under an Indenture, dated as of October 28, 2002 (the "INDENTURE"), between the Company and BNY Midwest Trust Company, as trustee (the "TRUSTEE"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       INTEREST; ORIGINAL ISSUE DISCOUNT.

         General. The Securities shall not bear cash interest except as otherwise set forth herein, and for Contingent Cash Interest as set forth in the Indenture and in Section 3 hereof. If the Principal Amount at Maturity hereof or any portion thereof, or the Purchase Price, Change of Control Purchase Price, or accrued and unpaid Contingent Cash Interest or Liquidated Damages, if any, are not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to
Section 5 hereof, upon the date set for payment of the Redemption Price, Purchase Price or Change in Control Purchase Price pursuant to Section 6 hereof, upon the Stated Maturity of the Securities, upon the Interest Payment Dates pursuant to Section 11.03 of the Indenture or upon the Liquidated Damages Payment Dates as defined in the Registration Rights Agreement), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 2% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.

         Original Issue Discount in the period during which a Security remains outstanding shall accrue at 2.00% per annum, on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months, from the Issue Date.

2.       METHOD OF PAYMENT.

         Except as provided below, the Company shall pay Contingent Cash Interest on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Security having an aggregate principal amount at maturity of $5,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Security having an aggregate principal amount at maturity of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holder of any such Security.

         At Stated Maturity, the Company will pay Contingent Cash Interest on Certificated Securities at the Company's office or agency in New York City.

         Subject to the terms and conditions of the Indenture, the Company will make payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of Redemption Prices, Purchase Prices, Change of Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       CONTINGENT CASH INTEREST

         The Company shall pay Contingent Cash Interest under the circumstances and in the amounts described in Article 11 of the Indenture. Such Contingent Cash Interest, if any, shall be payable on April 27 and October 27 (each, an "INTEREST PAYMENT DATE") of each year, in the manner described in Section 11.02 of the Indenture.

4.       INDENTURE.

         The Securities are general unsecured obligations of the Company limited to $2,233,305,000 aggregate principal amount at maturity. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       REDEMPTION AT THE OPTION OF THE COMPANY.

         No sinking fund is provided for the Securities. The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on, or after October 28, 2005 upon not less than 30 nor more than 60 days' notice by mail for a redemption price equal to the Accreted Value of the Securities redeemed plus accrued and unpaid Contingent Cash Interest and Liquidated Damages, if any, on those Securities up to (but excluding) the Redemption Date (the "REDEMPTION PRICE").

         The table below shows Redemption Prices of a Security per $1,000 principal amount at maturity, assuming that no Contingent Cash Interest or Liquidated Damages have accrued, on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table. In addition, the Redemption Prices set forth below would be increased by the amount of any accrued and unpaid Contingent Cash Interest and Liquidated Damages.

                                                     (2)                       (3)
                               (1)             Accrued Original          Redemption Price
                           Issue Price          Issue Discount               (1) + (2)
                           -----------         ----------------          -----------------
Redemption Date:

October 28:
2005                         $671.65                $41.32                   $712.97
2006                         $671.65                $55.65                   $727.30
2007                         $671,65                $70.27                   $741.92
2008                         $671.65                $85.19                   $756.84
2009                         $671.65                $100.40                  $772.05
2010                         $671.65                $115.92                  $787.57
2011                         $671.65                $131.75                  $803.40
2012                         $671.65                $147.89                  $819.54
2013                         $671.65                $164.37                  $836.02
2014                         $671.65                $181.17                  $852.82
2015                         $671.65                $198.31                  $869.96
2016                         $671.65                $215.80                  $887.45
2017                         $671.65                $233.64                  $905.29
2018                         $671.65                $251.83                  $923.48
2019                         $671.65                $270.40                  $942.05
2020                         $671.65                $289.33                  $960.98
2021                         $671.65                $308.65                  $980.30
  At Stated Maturity         $671.65                $328.35                  $1,000.00
                             -----------            ------------             -------------

         In no event will any Security be redeemable before October 28, 2005.

6.       PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on October 28, 2005, October 28, 2007, October 28, 2012 and October 28, 2017 in integral multiples of $1,000 at a Purchase Price equal to the Accreted Value of those Securities plus accrued and unpaid Contingent Cash Interest and Liquidated Damages, if any, on those Securities up to (but excluding) the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the third Business Day prior to such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

         The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Applicable Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder within 30 days (which purchase shall occur 30 days after the date of such offer) after the occurrence of a Change of Control of the Company for a Change of Control Purchase Price equal to the Accreted Value of those Securities plus accrued and unpaid Contingent Cash Interest and Liquidated Damages, if any, on those Securities up to (but excluding) the Change of Control Purchase Date. The Change of Control Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Applicable Stock, or in any combination thereof, subject to the terms and conditions of the Indenture.

         Holders have the right to withdraw any Purchase Notice or Change of Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash (and/or Applicable Stock if permitted under the Indenture) sufficient to pay the Purchase Price or Change of Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, is deposited with the Paying Agent, on the Business Day following the Purchase Date or the Change of Control Purchase Date, Original Issue Discount, Contingent Cash Interest, if any, and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change of Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change of Control Purchase Price upon surrender of such Security.

7.       NOTICE OF REDEMPTION.

         Notice of redemption pursuant to Section 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately on and after such Redemption Date, Original Issue Discount, Contingent Cash Interest, if any, and Liquidated Damages, if any, will cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 principal amount at maturity may be redeemed in part but only in integral multiples of $1,000 of principal amount at maturity.

8.       CONVERSION.

         Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 10.01 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount at maturity thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion.

         The Company will notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

         A Security in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Change of Control Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 13.0259 shares of Common Stock per $1,000 principal amount at maturity, subject to adjustment in certain events described in the Indenture. The Conversion Rate shall not be adjusted for any accrued and unpaid Contingent Cash Interest or Liquidated Damages. Upon conversion, no payment shall be made by the Company with respect to Accrued Original Issue Discount and accrued and unpaid Contingent Cash Interest or Liquidated Damages, if any. Instead, such amount shall be deemed paid by the shares of Common Stock delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock, except as set forth in the Indenture.

         To surrender a Security for conversion, a Holder must (1) complete and manually sign the Notice of Conversion attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

         No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

         If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9.       CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into shares of Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

10.      PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

         Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

11.      DENOMINATIONS; TRANSFER; EXCHANGE.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any

Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.      PERSONS DEEMED OWNERS.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.      UNCLAIMED MONEY OR SECURITIES.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.      AMENDMENT; WAIVER.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Securities and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to add to the covenants of the Company for the benefit of the Holders of Securities, (ii) to surrender any right or power conferred upon the Company in the Indenture, (iii) to provide for conversion rights of Holders of Securities if any reclassification or change of the Company's Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs, (iv) to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 of the Indenture, (v) to increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such increase), (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vii) to make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect,

(viii) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect, and (ix) to add or modify any other provisions in the Indenture with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Securities.

15.      DEFAULTS AND REMEDIES.

         If any Event of Default with respect to Securities shall occur and be continuing, the principal amount at maturity of the Securities and any accrued and unpaid Contingent Cash Interest, if any, and accrued and unpaid Liquidated Damages, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

16.      TRUSTEE DEALINGS WITH THE COMPANY.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      CALCULATIONS IN RESPECT OF SECURITIES.

         The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock and the amounts of Original Issue Discount, Contingent Cash Interest and Liquidated Damages, if any, accrued on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

18.      TAX TREATMENT.

         The Company agrees, and by acceptance of this Security, each Holder hereof is deemed to have agreed to treat the Securities as indebtedness for United States federal income tax purposes that is subject to regulations governing contingent payment debt instruments. A Holder may obtain the comparable yield and projected payment schedule for the Securities, as determined by the Company pursuant to Treas. Reg. Sec. 1.1275-4, by submitting a written request to the Company at the following address: General Mills, Inc., One General Mills Boulevard, Minneapolis, Minnesota 55440, Attention: Treasurer.

19.      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.      AUTHENTICATION.

         This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

21.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.      GOVERNING LAW.
         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

23.      COPY OF INDENTURE.

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

         GENERAL MILLS, INC.
         Number One General Mills Boulevard
         Minneapolis, MN 55426-1348
         Attn: General Counsel
         Facsimile No.: 763-764-3302

24.      REGISTRATION RIGHTS.

         The Holders of the Securities are entitled to the benefits of a Resale Registration Rights Agreement, dated as of October 28, 2002, among the Company, Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers, including the receipt of Liquidated Damages upon a Registration Default (as defined in such agreement). The Company shall make payments of Liquidated Damages on the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.

ASSIGNMENT FORM                                         CONVERSION NOTICE
----------------------------------------------------------------------------------------------------
To assign this Security, fill in the form               To convert this Security into Common Stock
below:                                                  of the Company, check the box [   ]
----------------------------------------------------------------------------------------------------

I or we assign and transfer this Security to            To convert only part of this Security,
__________________________________________________      state the principal amount at maturity to
(Insert assignee's soc. sec. or tax ID no.)             be converted (which must be $1,000 or an
-----------------------------                           integral multiple of $1,000):
-----------------------------
-----------------------------                           If you want the stock certificate made out
(Print or type assignee's name, address                 and in another person's name fill in the
zip code)                                               form below:

                                                        ----------------------------------------------------------
and irrevocably appoint                                 (Insert the other person's soc. sec. tax ID
                                                        no.)

                                                        ----------------------------------------------------------

                                                        ----------------------------------------------------------

                                                        ----------------------------------------------------------

                                                        ----------------------------------------------------------

____________________ agent to transfer this             ----------------------------------------------------------
Security on the books of the Company.  The              (Print or type other person's name, address
agent may substitute another to act for him.            and zip code)
----------------------------------------------------------------------------------------------------

Date:             Your Signature:
     -----------                  ---------------------------------

--------------------------------------------------------------

     (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

--------------------------------

Participant in a Recognized Signature

Guarantee Medallion Program

By:
   -----------------------------
         Authorized Signatory

                       SCHEDULE OF INCREASES AND DECREASES
                               OF GLOBAL SECURITY

Initial Principal Amount at Maturity of Global Security: [___________________] DOLLARS ($[___________]).

                      Amount of           Amount of           Principal Amount
                      Increase in         Decrease in         at Maturity of
                      Principal Amount    Principal Amount    Global Security     Notation by
                      at Maturity of      at Maturity of      After Increase or   Registrar or
Date                  Global Security     Global Security     Decrease            Security Custodian
--------------------- ------------------- ------------------- ------------------- -------------------

--------------------- ------------------- ------------------- ------------------- -------------------

--------------------- ------------------- ------------------- ------------------- -------------------

--------------------- ------------------- ------------------- ------------------- -------------------

--------------------- ------------------- ------------------- ------------------- -------------------

--------------------- ------------------- ------------------- ------------------- -------------------

--------------------- ------------------- ------------------- ------------------- -------------------



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